FineBuild Systems Pte Ltd
74 Tagore Lane, Singapore 787498 Tel : (65) 6285 7781 Fax : (65) 6285 3557 Email : finebuild@singnet.com.sg
Company Reg. No: 199601672Z GST Reg. No: M2-8922977-9

Date: 29th September 2006

Mr. Ang Boon Chuan
Blk 851 Tampines St 83 # 12-196
Singapore 520851

Dear Mr. Ang

Letter of Appointment

Further to your recent interview with us, we are pleased to offer you employment as a **Project Coordinator** on the following terms and conditions: -

1) **Commencement Date**

You will commence work on 02nd October 2006

2) **Salary**

Your commencing basic salary will be **S$ 2,200.00** per month. Future increments will be dependent on your performance to be assessed by the Management. Please note that salary matters are to be kept confidential.

3) **Duties and Responsibilities**

You will report to the Manager or any other officers nominated by him or her, who will allocate to you, your duties and responsibilities.
During your service period, the Company reserves the right to transfer you to any other department or subsidiary Company within the Group.

4) **Probation**

You are required to undergo a probationary period of three (3) months, which may be extended if considered necessary by FineBuild. During probation, employment may be terminated by either party giving one (1) week notice or salary in lieu thereof without any reason being assigned.

There will be no written confirmation of your probation. You are confirmed after the probationary period unless you received a letter advising you otherwise. If your probation is confirmed with pay adjustment or is conditional, you shall receive a written advice.

Cert No.: 658292
ISO 14001 : 2004 Cert. No.: 658128
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5) **Clearance**

Your appointment shall be subject to medical clearance. Non-Singaporeans shall be subject to immigration clearance

6) **Annual Leave**

You will be entitled to Ten (10) working day's paid leave upon completion of every Twelve (12) months of continuous employment with the company or pro rata thereof. Such annual leave shall not be accumulated for more than one (1) year without the Company's prior approval. Timing of leave arrangements shall be subject to the approval and requirements of the company at all times.

7) **Medical/Hospitalization Leave and Medical Benefits**

You will be entitled to Medical/Hospitalization leaves in accordance to MOM Guidelines Section 89 Sick Leaves and company will reimbursed you only for medical claims on medical consultant fees.

8) **Bonus**

You will be entitled to bonuses based on your performance in accordance to the current practices of the company.

9) **Secondary Employment/Involvement in Outside Interest**

You shall not at any time during the term of your employment with the company directly or indirectly without the company's consent engage or be interested in any manner whatsoever, whether for reward or gratuitously, in any work or business other than in connection with your duties with the company, nor undertake any office or appointment notwithstanding such outside engagements, interests, work, business or office may not interfere with the performance of your duties with the company.

10) **Conduct**

The company reserves the right at all times to terminate your services immediately if you should commit or be liable for any act of misdemeanour, misconduct, negligence, criminal offense or prove in any way to be incompetent or be absent without leave or in breach of any terms of this letter of employment or any other terms of service, rules or regulation laid down from time to time by the company for members of its staff.

Cert No.: 658292
ISO 14001 : 2004 Cert No : 658128
bizSAFE STAR

FineBuild Systems Pte Ltd

74 Tagore Lane, Singapore 787498 Tel : (65) 6285 7781 Fax : (65) 6285 3557 Email : finebuild@singnet.com.sg
Company Reg. No: 199601672Z GST Reg. No: M2-8922977-9

You shall at no time (neither during employment nor after cessation of employment with the Company), directly or indirectly disclose, divulge, authorize or permit to be disclosed to anyone not properly entitled thereto any trade secrets, know-how and any confidential information and other matters relating to the company.

11) **Notice of Termination**

Upon confirmation of your appointment, your employment may be terminated at any time by either party giving to the other party one (1) month's notice in writing or in lieu thereof, one (1) month's salary

12) **Allowances**

Company will provide an allowances of S$ 100.00 for your hand phone usages and S$ 200.00 as transport allowances.

13) **General Terms and Condition of Service**

You shall enjoy all other standard benefits and be subject to all conditions applicable to employees in your grade. The Company reserves the right to vary the terms and conditions of service based on the company's need.

14) **Working Hours**

The official working hour is from Monday to Friday from 8.00am to 5.00pm and Saturday from 8.00am to 1.00pm with one hour lunch break.

If you accept this appointment, please sign and return to us the duplicate copy of this letter.

Yours faithfully,

Ang Poh Guan
Director

Cert No.: 658292
ISO 14001 : 2004 Cert No : 658128
bizSAFE STAR

FineBuild Systems Pte Ltd

No. 74 Tagore Lane Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email: finebuild@pacific.net.sg
Company Reg. No. 199601672Z GST Reg. No. M2-8922977-9

To: **FineBuild Systems Pte Ltd**

I, Ang Boon Chuan (Name), S 7607137C (NRIC No), hereby accept this appointment based on the above-mentioned terms and conditions.

[signature] 4/10/06.

Signature Date

Name: Ang Boon Chuan